UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2025
Sun Country Airlines Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road
Minneapolis,	Minnesota	55450
(Address of principal executive offices)		(Zip Code)
(651) 681-3900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On April 16, 2025, Dave Davis, President, Chief Financial Officer and member of the board of directors (the “Board”) of Sun Country Airlines Holdings, Inc. (the “Company”), informed the Board that he would be stepping down from his position with the Company and as a member of the Board, effective immediately. Mr. Davis’ resignation was not a result of any disagreement with the Company or the Board. The Board expects to initiate a formal search process to identify a permanent Chief Financial Officer. In the interim, the Board has appointed Bill Trousdale as interim Chief Financial Officer and Principal Financial and Accounting Officer, effective as of April 17, 2025.

Mr. Trousdale, 56, has served as the Company’s Vice President of Financial Planning & Analysis and Treasurer since 2018. Prior thereto, Mr. Trousdale worked in a number of finance executive roles at Laureate Education from 2009 to 2016, most recently in the role of Vice President of Financial Transformation. Prior to that, he held senior finance positions at Northwest Airlines and US Airways. Prior to that, he served as a Lieutenant in the United States Navy as a Nuclear Submarine Warfare Officer. Mr. Trousdale received a BS in Mechanical Engineering from MIT and an MBA from Northwestern University. Mr. Trousdale’s extensive experience as a finance leader will allow him to bring both stability and expertise to the interim Chief Financial Officer and Principal Financial and Accounting Officer role.

Chief Operating Officer Transition

Effective on April 17, 2025, Gregory Mays, Chief Operating Officer of the Company, stepped down from his role as Chief Operating Officer, but will stay on as an employee of the Company for a mutually agreed timeframe, in order to assist with the transition of his duties and responsibilities. Mr. Mays’ resignation was not a result of any disagreement with the Company or the Board. The Board expects to initiate a formal search process to identify a permanent Chief Operating Officer. In the interim, Stephen Coley, the Company’s current Vice President, Technical Operations, will step into an interim role as Head of Operations.

Mr. Coley, 39, is currently serving as the Company’s Vice President, Technical Operations. Prior thereto, Mr. Coley served as Director of Base Maintenance for United Airlines since 2023. From 2015 to 2023, he worked in a number of roles at HAECO Americas. Prior to that, he held roles with TIMCO Aviation Services from 2005 to 2012. He began his career as an Airframe and Powerplant Technician. Mr. Coley received an A & P from Guildford Technical College. Mr. Coley has over 22 years of operational and industry experience, which will allow him to bring strong strategic and operational insights during this interim period.

There are no arrangements or understandings between Messrs. Trousdale or Coley and any other person in connection with their new positions. Neither Mr. Trousdale nor Mr. Coley have any family relationships with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Messrs. Trousdale or Coley have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2025	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
		Name:	Erin Rose Neale
		Title:	Senior Vice President, General Counsel and Secretary